Exhibit 23.0

Rowles & Company, LLC

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-184373 on Form S-8 of our report dated June 28, 2013 relating to the consolidated financial statements of Hamilton Bancorp, Inc. and subsidiary as of March 31, 2013 and 2012 and for the years then ended appearing in this Annual Report on Form 10-K.

/s/ Rowles & Company, LLC
Rowles & Company, LLC

Baltimore, Maryland
June 28, 2013